EXHIBIT 99.1


                            GRANT PARK FUTURES FUND

[LOGO]


              WEEKLY COMMENTARY FOR THE WEEK ENDED AUGUST 20, 2004

Grant Park experienced losses during the past week. Positions in the stock indices, grains, currencies and soft commodities lost ground. Gains came from positions in the energies and precious metals. Class B units lost an estimated 1.7% last week, leaving them up an estimated 1.94% for the month and down an estimated 16.31% year-to-date.

Short positions in the stock indices experienced setbacks as share prices rose on what analysts described as below-average volume. The recent spike in energy prices has helped to keep equity prices lower but as crude oil retreated from a run at the $50 level this week investors were net buyers of stocks. The S&P rallied 32.50 points for the week while the NASDAQ rose 56 points by the end of the session. Gains in the technology sector led the way for the NASDAQ with search-engine stock Google adding 18% on Thursday, its first full day of post-IPO trading. Short positions overseas also lost ground as the Nikkei in Tokyo rose 1.23% and the FTSE-100 gained 1.57%.

Short positions in the grain sector reported losses as concerns over colder-than-usual temperatures in the Midwestern U.S. and Canada pushed prices higher on the week. Reports of temperatures in the 30s (Fahrenheit) in parts of Canada gave way to worries that frost could develop on the U.S.-Canadian border and have a material effect on the spring wheat crop. Prices for wheat on the Kansas City Board of Trade and the Minneapolis Board of Trade ended the week firmer on the news. Corn prices in Chicago rose 13.50 cents. Soybeans were 5.25 cents higher for the week.

Orange juice prices continued to climb in New York as the effects of Hurricane Charley continue to reverberate throughout the market. November futures on the NYCE rose 11.4 cents per pound or a little more than 18% as investors gained a clearer picture of the devastation done to the Florida orange crop. It should be noted that the Fund has pared short positions in the orange juice and maintains smaller net-short position as of this writing. Losses were also reported in the coffee markets as shorts there sustained setbacks after a 1.45 cent per pound rise in prices.

Positions in foreign currencies experienced losses as the dollar had mixed results against its major trading partners. Short positions in the Japanese yen lost ground as that currency rallied more than a cent against the dollar. Longs in the British pound lost ground as the greenback gained more than 2 cents by the end of the week. The Euro ended the session lower, hurting long positions there. The dollar index was higher for the week resulting in losses from short positions. Long positions in the Australian and Canadian currencies were profitable.

              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
                THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY
                     FOR SALE, OFFERING BY PROSPECTUS ONLY

                                                  (312) 756-4450 o(800)217-7955
                                                           o FAX (312) 756-4452
Dearborn Capital Management, LLC            Performance Hotline: (866) 516-1574
550 West Jackson Blvd, Suite 1300,             website: www.dearborncapital.com
Chicago, IL 60661                             e-mail: funds@dearborncapital.com


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Long positions in the energy sector gained ground as crude oil prices were higher for the week. Concern over supplies continues to drive oil prices higher as fighting in Iraq and threats of sabotage have caused investors to retain a "security" premium in the market. October crude rallied 69 cents to settle at $46.72 per barrel after making the weekly high at $48.37. Late-week profit taking helped to push prices off of the highs. Longs in heating oil benefited from a 1.80 cent rise in prices. Longs in unleaded gas lost as prices there fell over 4 cents for the week.

Lastly, long positions in the precious metals enjoyed gains as December gold prices finished the week $14.30 higher at $415.50 per ounce. Worries over weak U.S. economic growth along with concerns that higher oil prices might lead to higher inflation sparked the buying. Longs in the silver market also made profits as the September contract finished the session 24.5 cents higher to settle at $6.87 per ounce.


































              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
                THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY
                     FOR SALE, OFFERING BY PROSPECTUS ONLY

                                                  (312) 756-4450 o(800)217-7955
                                                           o FAX (312) 756-4452
Dearborn Capital Management, LLC            Performance Hotline: (866) 516-1574
550 West Jackson Blvd, Suite 1300,             website: www.dearborncapital.com
Chicago, IL 60661                             e-mail: funds@dearborncapital.com